Exhibit 10.1

RADIANT LOGISTICS, INC.
MANAGEMENT INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of July 1, 2021)

INTRODUCTION

Radiant Logistics, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), hereby amends and restates its incentive compensation plan known as the “MANAGEMENT INCENTIVE COMPENSATION PLAN” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of short-term and long-term incentive payments and awards to certain eligible employees of the Corporation and certain of the Corporation’s Subsidiaries.

The Plan is effective as of July 1, 2021. The purpose of the Plan is to provide a compensation structure that properly incentivizes certain eligible employees of the Corporation and certain of the Corporation’s Subsidiaries to execute on the Corporation’s business strategy of maximizing operational efficiencies, emphasizing customer relationships and driving long-term growth and to reinforce a positive culture that rewards entrepreneurial drive while maintaining a meaningful performance and variable based component of the Corporation’s compensation plan to align with the scalable nature of the Corporation’s overall cost structure. The Plan provides for incentive compensation that supports the Corporation’s variable cost-based business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, operating location and/or individual levels.

The incentive payments and awards described herein are discretionary in nature and may be reduced or otherwise modified, at any time and in any amount, by the Committee.

SECTION 1.

DEFINITIONS

For purposes of this Plan, the following terms will be defined as follows unless the context clearly indicates otherwise:

(a)
“Annual Performance Unit Award” means the performance unit award that may be awarded to a Participant pursuant to the provisions of Section 7 hereof and under the terms of the Equity Plan.
(b)
“Annual Restricted Stock Unit Award” means the restricted stock unit award that may be awarded to a Participant pursuant to the provisions of Section 6 hereof and under the terms of the Equity Plan.
(c)
“Award” means a Quarterly Incentive Award, an Annual Restricted Stock Unit Award or an Annual Performance Unit Award.

Management Incentive Compensation Plan

(d)
“Board of Directors” or “Board” means the Board of Directors of the Corporation.
(e)
“Cause” means (i) with respect to an individual who is party to a written agreement with the Corporation or any Subsidiary that contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of service thereunder by the Corporation or any Subsidiary, “cause” or “for cause” as defined in such agreement; and (ii) in all other cases (A) any violation of a law, rule or regulation other than minor traffic violations; (B) a breach of fiduciary duty for personal profit; (C) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Corporation (or any Subsidiary) or relating to the Employee’s employment; (D) misconduct by the Employee that would cause the Corporation or any Subsidiary to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Corporation, a Subsidiary or any successor entity adopted in respect to such law; (E) failure to follow the Corporation’s or any Subsidiary’s work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Corporation (or any Subsidiary) or a responsible executive to whom the Employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the Employee’s duties and the Employee was given notice that his or her conduct could give rise to termination and such conduct is not, or could not be cured, within ten (10) days thereafter; or (F) any violation of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Corporation’s or any Subsidiary’s protection of intellectual property rights.
(f)
“CEO” means the Chief Executive Officer of the Corporation.
(g)
“Code” means the United States Internal Revenue Code of 1986, as amended.
(h)
“Committee” means the Audit and Executive Oversight Committee of the Board of Directors of the Corporation, or a committee of the Board successor thereto, or delegated administration of the Plan by the Board.
(i)
“Common Stock” means the common stock, par value $0.001 per share, of the Corporation, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with the provisions of the Equity Plan.
(j)
“Compensation” means a Participant’s annual base rate of pay in effect for a Plan Quarter with respect to which a Quarterly Incentive Award may become payable.
(k)
“Corporation” means Radiant Logistics, Inc., a Delaware corporation.
(l)
“Employee” means, with respect to any Plan Quarter, an individual designated by the Corporation as a common-law employee of the Corporation or of any Subsidiary.
(m)
“Equity Plan” means the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan or any successor plan sponsored by the Corporation and approved by the Corporation’s stockholders, including without limitation the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan.

Management Incentive Compensation Plan

(n)
“Independent Director” means a director of the Corporation who satisfies the definition of “independent director” as set forth in Section 803(A) of the NYSE American Company Guide or within the meaning of the rules on which the Corporation’s Common Stock is then listed.
(o)
“Participant” means, with respect to any Quarterly Incentive Award for a Plan Quarter, any Employee satisfying the eligibility provisions of Section 3 hereof, and designated as a Plan Participant pursuant to Sections 3 and 5 hereof, in each case for such Plan Quarter, or any Employee satisfying the eligibility provisions of Section 3 hereof and awarded an Annual Restricted Stock Unit Award or Annual Performance Unit Award pursuant to Section 6 or 7 hereof, as the case may be.
(p)
“Plan Quarter” means each consecutive three-month period (starting on July 1st, October 1st, January 1st and April 1st) ending in a Plan Year.
(q)
“Plan Year” means each fiscal year of the Corporation ending after July 1, 2021 (a “Fiscal Year”); provided, however, that, for all purposes of this Plan, a Fiscal Year during which this Plan is terminated (and each subsequent Fiscal Year) will not be considered to be a “Plan Year”.
(r)
“Quarterly Incentive Award” means the bonus that may be payable to a Participant with respect to a Plan Quarter pursuant to the provisions of Section 5 hereof.
(s)
“Subsidiary” means a corporation of which more than fifty percent (50%) of the aggregate of its outstanding voting securities are owned by the Corporation.
SECTION 2.

ADMINISTRATION
(a)
Administration. The Plan will be administered by the Committee.
(b)
Responsibilities of the Committee. The Committee has all of the responsibilities for controlling and administering the Plan. Specifically, the Committee will have certain specific powers, responsibilities, and duties, including, but not necessarily limited to, the following:
(i)
To establish and enforce certain rules, regulations, and procedures as it deems necessary or proper for the efficient administration of the Plan;
(ii)
To interpret the Plan and to decide all questions concerning the Plan;
(iii)
To determine the eligibility and selection of any individual to participate in the Plan or receive an Award hereunder, and to require any person to furnish any information as it may request to properly administer the Plan as a condition to that person receiving any benefit or Award under the Plan;

Management Incentive Compensation Plan

(iv)
To compute the amount of benefits that are payable to any Participant or beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom those benefits will be paid;
(v)
To authorize the payment of benefits from the Plan; and
(vi)
To establish the performance targets, goals and weightings that must be satisfied in order for an Award to become payable hereunder, recognizing that, in the case of the Quarterly Incentive Awards and MBOs (as defined in Section 4(b)), the Committee will determine the performance targets, goals and weightings for the CEO, the CEO will determine the performance targets, goals and weightings for the CEO’s direct reports, and each supervisor will determine the performance targets, goals and weightings for all Participants reporting to such supervisor.
(c)
Delegation. Except with respect to payouts of Quarterly Incentive Awards and the grant or administration of Annual Restricted Stock Unit Awards or Annual Performance Unit Awards, the Committee may delegate to the CEO the ability to administer the Plan with respect to all other Participants, and if such a delegation occurs, the term “Committee” as used in this Plan will refer to the CEO or his or her designees, as applicable.
(d)
Discretion; Final and Binding Determinations. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including the Corporation and Participants, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan.
SECTION 3.

ELIGIBILITY TO PARTICIPATE FOR A PLAN YEAR

Each individual who is an Employee paid on a salaried or hourly basis and who is specifically appointed by the Committee (by name or by reference to title) to participate in this Plan for a Plan Quarter or Plan Year will be eligible to participate in the Plan for such Plan Quarter or Plan Year. No individual will be entitled to participate in the Plan for any Plan Quarter or Plan Year solely because he or she is classified as an Employee for such Plan Quarter or Plan Year. Unless otherwise determined by the Committee in its sole discretion, a Participant must be employed by the Corporation or Subsidiary for a full Plan Quarter to be eligible to receive a Quarterly Incentive Award for such Plan Quarter and therefore any new Employee with a hire date in the final Plan Quarter of a Plan Year (i.e., after April 1st of the Plan Year) will not be eligible to participate for such Plan Year. Notwithstanding the foregoing, new hire Participants may be eligible for other Awards on a pro rata basis if determined appropriate by the Committee. The Committee will determine in its sole discretion how best to address the impact of an approved leave of absence by a Participant, which may include a proration of a Quarterly Incentive Award. Unless otherwise determined by the Committee in its sole discretion, a Participant, to be eligible to receive an Award hereunder, must have met minimum job expectations and have performed satisfactorily, as determined by the Participant’s manager/supervisor in conjunction with the

Management Incentive Compensation Plan

Human Resources Department of the Corporation or a Subsidiary and must not have been determined by the Committee to be in violation of any applicable law, rule or regulation or any of the Corporation’s policies and procedures, including without limitation the Corporation’s Code of Business Conduct and Ethics. The Committee may withdraw its approval for participation for an Employee as a Plan Participant at any time and in the event of such withdrawal, the Employee concerned will cease to be a Plan Participant as of the date selected by the Committee. An Employee who is eligible to participate in a Plan Quarter or Plan Year is not automatically guaranteed to be eligible to participate in a subsequent Plan Quarter or Plan Year.

SECTION 4.

INDIVIDUAL PERFORMANCE FACTOR
(a)
Impact of Individual Performance. Each of the Awards to be granted hereunder will be impacted, to some extent, based upon a Participant’s individual performance during a Plan Quarter in the case of Quarterly Incentive Awards under Section 5 hereof, during a Plan Year, in the case of Annual Restricted Stock Unit Awards under Section 6 hereof or during a Three-Year Performance Period, in the case of the Annual Performance Unit Awards under Section 7 hereof, in each case subject to the terms and conditions of the Plan.
(b)
Use of MBOs. Prior to or in the beginning of each Plan Quarter, a Participant’s supervisor (or the Committee, in the case of the CEO) will determine the performance goals (typically referred to as Management Business Objectives (“MBOs”), targets and weightings to which each Participant (or class of Participants) is subject, to determine his or her Individual Achievement Percentage (as defined in Section 4(d) below) to be used to calculate, in part, the Participant’s Quarterly Incentive Award Payouts pursuant to Section 5 hereof, Annual Restricted Stock Unit Award pursuant to Section 6 hereof, and/or Performance Unit Award Payout pursuant to Section 7 hereof, in each as may be applicable to a Participant. Such MBOs, targets and weightings will be determined as set forth in Section 4(c) below and then communicated to each Participant (or class of Participants).
(c)
MBO Performance Measures. With respect to the MBOs to be used to determine a Participant’s Individual Achievement Percentage, such goals will be determined by the Participant’s supervisor (or the Committee, in the case of the CEO) and may include one or more of the following, among any other goals: revenue, net revenue, invoiced revenue, collected revenue, revenues from new services, bad debts, orders, cost of transportation and other services, operating partner commissions, personnel costs, selling, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, total expenses; gross margin, net operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net operating income after taxes (NOPAT), net income, net income before taxes, net cash flow, net cash flow from operations, maintenance or improvement of profit margins; cash, excess cash, accounts receivable, days sales outstanding, current assets, working capital, total capital, fixed assets, total assets, change in net assets, accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total common equity, total equity, cash-to-debt, interest coverage, liquidity; earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to stockholders, price/earnings

Management Incentive Compensation Plan

ratio, market capitalization, book value, debt coverage ratios, return on assets, return on equity, return on invested capital, economic profit (for example, economic value added); customer satisfaction, customer retention, customer service/care, brand awareness and perception, market share, warranty rates, service quality, strategic business objectives, introduction of new services, acquisition/entrance into new markets, asset acquisitions, strategic asset sales or acquisitions, improvements in capital structure; headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, employee diversity, safety, satisfactory completion of major project or organizational initiative or any environmental, social or governance initiatives. In the case of a Participant who is a supervisor (including the CEO), it is possible that the MBOs for the Participant may be the average achievement of MBOs by one or more of the Participant’s direct reports, as determined by the Participant’s supervisor (or the Committee, in the case of the CEO).
(d)
Determination of Individual Achievement Percentage. At the end of each Plan Quarter, the supervisor (or the Committee, in the case of the CEO) will review the MBOs for each Participant (or class of Participants) and determine the extent to which the MBOs, taking into account the individual weightings for such MBOs, for a Participant (or class of Participants) have been satisfied for such Plan Quarter. This amount, expressed as a percentage of target from 0% to 100%, is called the “Individual Achievement Percentage.”
(e)
Use of Individual Achievement Percentages in the Calculation of Awards. The Individual Achievement Percentage for a Participant will be used to calculate the Participant’s Quarterly Incentive Award Payouts pursuant to Section 5 hereof, Annual Restricted Stock Unit Award pursuant to Section 6 hereof, and Performance Unit Award Payout pursuant to Section 7 hereof, in the manner as follows, and in each as may be applicable to a Participant:
(i)
The Individual Achievement Percentage for a Participant for a Plan Quarter will be used to calculate, in part and in the sole discretion of the Committee, the Participant’s Quarterly Incentive Payout for the Plan Quarter pursuant to Section 5 hereof.
(ii)
The average of a Participant’s Individual Achievement Percentage for each of the four (4) fiscal quarters in the Plan Year for which an Annual Restricted Stock Unit Award is granted will be used to calculate, in part and in the sole discretion of the Committee, the Participant’s Annual Restricted Stock Unit Award following completion of such Plan Year pursuant to Section 6 hereof.
(iii)
The average of a Participant’s Individual Achievement Percentage for each of the twelve (12) fiscal quarters during the Three-Year Performance Period of an Annual Performance Unit Award will be used to calculate, in part, the Participant’s payout under such Annual Performance Unit Award pursuant to Section 7 hereof.
(f)
No Award Payouts for Individual Achievement Percentages Less than 50%.
(i)
A Participant with an Individual Achievement Percentage of less than 50% for a Plan Quarter will receive no Quarterly Incentive Award Payout for such Plan Quarter under Section 5 hereof.

Management Incentive Compensation Plan

(ii)
A Participant with an average Individual Achievement Percentage of less than 50% for a Plan Year will receive no Annual Restricted Stock Unit Award with respect to such Plan Year performance under Section 6 hereof.
(iii)
A Participant with an average Individual Achievement Percentage of less than 50% for a Three-Year Performance Period will receive no Earned Vested Performance Units (as defined in Section 7(d) hereof) or other payout with respect to the Annual Performance Unit Award under Section 7 hereof.
(g)
Discretionary Adjustments to MBOs and Individual Achievement Percentages. To the extent necessary or appropriate, with respect to any Plan Quarter, in order to avoid any undue windfall or hardship due to external causes, the supervisor (or the Committee, in the case of the CEO) may without the consent of any affected Participant, revise one or more of the MBOs used to determine a Participant’s Individual Achievement Percentage or otherwise make adjustments to a Participant’s Individual Achievement Percentage to take into account any unforeseen or unexpected events, including without limitation any acquisition or disposition by the Corporation not planned for at the time the MBOs were established, any change in accounting principles or standards, or any extraordinary or non-recurring event or item, so as equitably to reflect any such events, such that the criteria for evaluating whether an MBO has been achieved will be substantially the same (as determined by the supervisor or the Committee, as the case may be) following such event as prior to such event.
SECTION 5.

QUARTERLY INCENTIVE AWARDS
(a)
Quarterly Incentive Awards. Subject to the provisions of this Section 5, for each Plan Quarter with respect to which the Committee determines that Quarterly Incentive Awards are intended to be paid, the Corporation may award each Employee, who is eligible and selected to receive a Quarterly Incentive Award for such Plan Quarter, a Quarterly Incentive Award, which may become payable in an amount as determined pursuant to the provisions of this Section 5, and in the manner and timing as set forth in this Section 5. Not all Participants will receive a Quarterly Incentive Award for each Plan Quarter and a Participant who receives a Quarterly Incentive Award for a Plan Quarter or Plan Year is not automatically guaranteed to receive a Quarterly Incentive Award for any subsequent Plan Quarter or Plan Year. Quarterly Incentive Awards are intended to promote the Corporation’s pay philosophy and the purpose of the Plan as forth in the Introduction section to the Plan.
(b)
Determination of Quarterly Bonus Pools. The Committee in its sole discretion retains the right to establish the number of bonus pools and the formula for determining the total quarterly bonus amount available to be shared among Participants attributed to each of the various pools (each, the “Quarterly Bonus Pool”) in administration of the Quarterly Incentive Awards. Notwithstanding the foregoing, the Committee in its sole discretion may also revise any of the Quarterly Bonus Pools if it deems such revision is appropriate to take into account any unforeseen or unexpected events, including without limitation any acquisition or disposition by the Corporation not planned for at the time the Quarterly Bonus Pools were established, any change

Management Incentive Compensation Plan

in accounting principles or standards, or any extraordinary or non-recurring event or item, so as equitably to reflect any such events.
(c)
Determination of Amount of Quarterly Incentive Award Payouts. Subject to the other provisions of this Section 5, including without limitation Section 5(g) and Section 5(h) hereof, the payout amount of a Quarterly Incentive Award payable to a Participant selected to receive a Quarterly Incentive Award with respect to a Plan Quarter (the “Quarterly Incentive Award Payout”) will be determined as follows:
(i)
A Participant’s “Target Bonus Opportunity” will be determined by multiplying the Participant’s Compensation by the Participant’s target bonus percentage for the Plan (expressed as a percentage of annual base salary), as set forth in the Participant’s employment agreement with the Corporation or its Subsidiary or as otherwise communicated to the Participant by the Committee or supervisor, as the case may be.
(ii)
For each Participant with an Individual Achievement Percentage of 50% or above, such Participant’s Individual Achievement Percentage for the Plan Quarter will be multiplied by the Participant’s Target Bonus Opportunity and such product will be called the “Target Payout.” Each Participant with an Individual Achievement Percentage of below 50% for a Plan Quarter will not be eligible for a Quarterly Incentive Award Payout for such Plan Quarter.
(iii)
The Target Payouts for all Participants in a particular Quarterly Bonus Pool will be added together, and for each Participant, his or her percentage of the Quarterly Bonus Pool will be determined by dividing such Participant’s Target Payout by the sum of all Target Payouts for all Participants in a particular Quarterly Bonus Pool, with each such Participant’s percentage of the Quarterly Bonus Pool to be called the “Quarterly Bonus Payout Percentage.”
(iv)
Each Participant’s Quarterly Bonus Payout Percentage will then be multiplied by the applicable Quarterly Bonus Pool to determine such Participant’s Quarterly Incentive Award Payout.
(d)
Approval of Quarterly Incentive Award Payouts. No Quarterly Incentive Award Payout will be made under this Plan for any Plan Quarter included in such Plan Year until approved the Committee.
(e)
Timing of Payment of Quarterly Incentive Award Payouts. Payment of a Quarterly Incentive Award Payout will be made as follows: (i) for the first three Plan Quarters of a Plan Year, on the first payroll date following the filing with the United States Securities and Exchange Commission (the “SEC”) of the Corporation’s Quarterly Report on Form 10-Q for such Plan Quarter, or as soon as reasonably practicable thereafter; and (ii) for the last Plan Quarter (starting on April 1st) of a Plan Year, on the first payroll date following the filing with the SEC of the Corporation’s Annual Report on Form 10-K for the related Plan Year, or as soon as reasonably practicable thereafter.
(f)
Manner of Payment of Quarterly Incentive Award Payouts. Each Participant’s Quarterly Incentive Award Payout for a Plan Quarter will be paid to such Participant in cash, unless

Management Incentive Compensation Plan

otherwise determined by the Committee in its sole discretion. To the extent the Committee determines, in its sole discretion, to pay all or any portion of a Quarterly Incentive Award Payout for a Plan Quarter in Common Stock, such Common Stock will be granted under the Corporation’s Equity Plan.

Management Incentive Compensation Plan

(g)
Discretionary Nature of Payments; Adjustments. All Participant’s Quarterly Incentive Award Payouts under the Plan are purely discretionary and no Participant will have any vested or other right to a Quarterly Incentive Award Payout or any other payout under the Plan until actually paid, including following such Participant’s death or disability. Notwithstanding the generality of the foregoing or any other provision of the Plan to the contrary, the amount of a Participant’s Quarterly Incentive Award Payout may be reduced by any amount and at any time (including a complete reduction to $0.00) by the Committee. In addition, under certain limited circumstances, downward or upward modifications may be made if, in the Committee’s final judgment, a Quarterly Incentive Award Payout for a particular Participant does not accurately reflect such Participant’s actual individual performance during a Plan Quarter. In addition, to the extent necessary or appropriate with respect to any Plan Quarter, in order to avoid any undue windfall or hardship due to external causes, the Committee may without the consent of any affected Participant adjust any of the Quarterly Incentive Award Payouts to take into account any unforeseen or unexpected events, including without limitation any acquisition or disposition by the Corporation not planned for at the time the MBOs were established, any change in accounting principles or standards, or any extraordinary or non-recurring event or item, so as equitably to reflect any such events, such that the criteria for evaluating whether an MBO has been achieved will be substantially the same (as determined by the Committee) following such event as prior to such event.
(h)
Effect of Termination of Employment. Notwithstanding any other provision of this Plan to the contrary, a Participant will not be entitled to receive a Quarterly Incentive Award Payout under the Plan for a Plan Quarter if, prior to the payment of such Quarterly Incentive Award Payout the Participant voluntarily terminates his or her employment with the Corporation or with any Subsidiary or his or her employment with the Corporation or with any Subsidiary is terminated for Cause, regardless of when the events giving rise to such termination occurred. In the case of a Participant who dies or whose employment with the Corporation and each Subsidiary is terminated due to his or her becoming “totally and permanently disabled” (as defined under the Corporation’s long-term disability program) during such Plan Quarter while actively employed by the Corporation or by any Subsidiary and prior to his or her engaging in any action or inaction that would satisfy the definition of Cause under the Plan, he or she (or in the case of his or her death, his or her spouse or, if he or she is not survived by his or her spouse, his or her estate) will be entitled to payment (but subject to the Committee’s discretion under Section 5(g) hereof), at the time and in the manner set forth above, of the Quarterly Incentive Award Payout that otherwise would be payable to such Participant had he or she remained in the employ of the Corporation or with any Subsidiary through the end of the Plan Quarter.
SECTION 6.
ANNUAL RESTRICTED STOCK UNIT AWARDS
(a)
Annual Restricted Stock Unit Awards. Subject to the provisions of this Section 6, for each Plan Year with respect to which the Committee determines that Annual Restricted Stock Unit Awards are intended to be awarded, the Committee may, in its sole discretion, grant an Annual Restricted Stock Unit Award to an Employee who is eligible to receive an Annual Restricted Stock Unit Award, in the manner and timing as set forth in this Section 6 and under the Equity Plan. Any Annual Restricted Stock Unit Award granted to a Participant will be documented by and subject to the terms and conditions of an individual award agreement, in substantially the

Management Incentive Compensation Plan

form approved by the Committee, and the additional terms and conditions set forth in the Equity Plan. Not all Participants will have an opportunity to receive an Annual Restricted Stock Unit Award for each Plan Year and a Participant who receives an Annual Restricted Stock Unit Award for a Plan Year is not automatically guaranteed to receive an Annual Restricted Stock Unit Award for any subsequent Plan Year. Annual Restricted Stock Unit Awards are intended to promote the Corporation’s pay philosophy and the purpose of the Plan as forth in the Introduction section to the Plan.
(b)
Grant of Annual Restricted Stock Unit Award and Determination of Number of Restricted Stock Units. Unless the Committee determines otherwise in its sole discretion, it is anticipated that the actual grant of the Annual Restricted Stock Unit Award will be made after completion of each Plan Year and the number of Restricted Stock Units to be granted by the Committee to a Participant will be based on the Participant’s long-term incentive opportunity (expressed as dollar amount based on a percentage of the Participant’s base salary) (the “RSU Opportunity”) attributable to Annual Restricted Stock Unit Awards and the achievement of pre-established performance goals at corporate, business unit and/or operating location during such Plan Year and the Participant’s Individual Achievement Percentage for the four (4) fiscal quarters during such Plan Year, as determined under Section 4(e)(ii) hereof. The pre-established performance goals and weightings and the achievement thereof will be determined by the Committee in its sole discretion. The dollar value of an Annual Restricted Stock Unit Award to be granted to each Participant will be determined by the Committee in its sole discretion at the time of grant and then converted into a number of Restricted Stock Units by dividing such dollar value by value of a share of Common Stock on the date of grant. Notwithstanding any of the foregoing, the decision whether to grant an Annual Restricted Stock Unit Award to a Participant and the number of Restricted Stock Units covered by such an award is in the sole discretion of the Committee.
(c)
Vesting and Settlement of Annual Restricted Stock Unit Award. Unless the Committee determines otherwise in its sole discretion, the Annual Restricted Stock Unit Award to be granted by the Committee for any Plan Year will vest on the third (3rd) year anniversary of the date of grant, provided the Participant remains an Employee of the Corporation or any Affiliate as of such vesting date, and will be settled in shares of Common Stock on a one-for-one basis, subject to adjustment as provided in the Equity Plan, within thirty (30) days of such vesting date, provided the Participant remains an Employee of the Corporation or any Affiliate as of such settlement date, and except to the extent that a Participant has properly elected to defer such settlement under a Corporation deferred compensation plan or arrangement. For the avoidance of any doubt, any shares of Common Stock issued upon settlement of an Annual Restricted Stock Unit Award will be issued under the Equity Plan and not this Plan.
SECTION 7.
ANNUAL PERFORMANCE UNIT AWARDS
(a)
Annual Performance Unit Award. Subject to the provisions of this Section 7, for each Plan Year with respect to which the Committee determines that Annual Performance Unit Awards are intended to be granted, the Committee may, in its sole discretion, grant an eligible Employee at the Senior Leadership level or above an Annual Performance Unit Award under the Equity Plan, which Annual Performance Unit Award will become vested and paid out in an amount

Management Incentive Compensation Plan

and in the manner and timing as determined pursuant to the provisions of this Section 7 and the terms of the award agreement evidencing the Annual Performance Unit Award and will be subject to all the terms and conditions of the Equity Plan under which it will be granted. Annual Performance Unit Awards will be settled in shares of Common Stock based on achievement of minimum, target, maximum and/or such other performance levels as determined by the Committee and subject to adjustment as provided in the Equity Plan. The Annual Performance Unit Awards to be granted to an eligible Participant will be documented by and subject to the terms and conditions of an individual award agreement, in substantially the form as approved by the Committee, and the additional terms and conditions set forth in the Equity Plan. Not all eligible Participants will receive an Annual Performance Unit Award for each Plan Year and a Participant who receives an Annual Performance Unit Award for a Plan Year is not automatically guaranteed to receive an Annual Performance Unit Award for any subsequent Plan Year. Annual Performance Unit Awards are intended to promote the Corporation’s pay philosophy and the purpose of the Plan as forth in the Introduction section to the Plan.
(b)
Determination of Target Number of Performance Units. The target number of Performance Units to be granted by the Committee to a Participant as part of an Annual Performance Unit Award will be in the sole discretion of the Committee but based on the long-term incentive opportunity (expressed as dollar amount based on a percentage of the Participant’s base salary) (the “Performance Unit Opportunity”) attributable to Annual Performance Unit Awards. The dollar value of an Annual Performance Unit Award to be granted to each Participant will be determined by the Committee in its sole discretion at the time of grant and then converted into a number of Performance Units by dividing such dollar value by the value of a share of Common Stock on the date of grant.
(c)
Three-Year Performance Period; Determination of Performance Goals. Prior to the grant of an Annual Performance Unit Award, the Committee will determine the specific performance metric(s) (including those listed in Section 4(c) hereof) and goals (the “Performance Goals”) that must be achieved over a three-year performance period consistent with the Corporation’s fiscal years (the “Three-Year Performance Period”), and based on various levels of performance, which may include the following:

Threshold (50% of target)
Target (100% of target)
Maximum (150% of target)

Performance below a Threshold level of performance will result in no Earned Performance Units (as defined in Section 7(d) below) or payout of the Annual Performance Unit Award.

(a)
Vesting and Determination of Number of Earned Performance Units; Effect of Individual Achievement Percentage. The number of Performance Units to be vested and settled in shares of Common Stock (the “Earned Performance Units”) in connection with a Participant’s Annual Performance Unit Award will be based on the Participant’s Performance Unit Opportunity attributable to Annual Performance Unit Awards and the achievement of pre-established Performance Goals that must be achieved over the Three-Year Performance period (subject to the Threshold and Maximum levels of performance), but then adjusted further to take into account the

Management Incentive Compensation Plan

Participant’s applicable Individual Achievement Percentage for the Annual Performance Unit Award as determined pursuant to Section 4(e)(iii) hereof; provided, however, that if such Individual Achievement Percentage is below 50%, there will be no Earned Performance Units or payout of the Annual Performance Unit Award; and provided, further, that the Participant must remain an Employee of the Corporation or any Affiliate as of the end of such Three-Year Performance Period and as of the date that the Committee certifies achievement of the Performance Goals (the “Certification Date”). The final number of Earned Performance Units will be rounded up to nearest whole Earned Performance Unit to avoid the issuance of any fractional shares of Common Stock.
(b)
Settlement of Earned Performance Units. Unless the Committee determines otherwise in its sole discretion, the Earned Performance Units will be settled in shares of Common Stock within thirty (30) days of the Certification Date, provided the Participant remains an Employee of the Corporation or any Affiliate as of such settlement date, and except to the extent that a Participant has properly elected to defer such settlement under a Corporation deferred compensation plan or arrangement. For the avoidance of any doubt, any shares of Common Stock issued upon settlement of an Annual Performance Unit Award will be issued under the Equity Plan and not this Plan.
SECTION 8.

CLAWBACK

Any payments or Awards under the Plan may be subject to recoupment by the Corporation to the extent required under applicable laws, rules or regulations in effect from time to time, and the Corporation’s clawback policy, as in effect from time to time. The Corporation intends, but the Corporation does not and cannot guarantee, that to the extent any payment under this Plan qualifies as non-qualified deferred compensation (as defined under Section 409A of the Code and the regulations promulgated thereunder) any recoupment required under this Section 8 will either be exempt from Section 409A of the Code or comply with the applicable requirements of Section 409A of the Code regarding the prohibited acceleration of payments of deferred compensation.

SECTION 9.

MISCELLANEOUS PROVISIONS
(a)
Assignment or Transfer. No right to any accrued but unpaid Quarterly Incentive Award may be sold, assigned, redeemed, pledged, transferred or otherwise encumbered by a Participant except by will or the laws of descent and distribution.
(b)
Withholding Taxes. The Corporation (or the appropriate Subsidiary) will have the right to deduct from all payments hereunder any federal, state, local or foreign taxes the Corporation (or the appropriate Subsidiary) reasonably determines is required by law to be withheld with respect to such payments.
(c)
Costs and Expenses. The costs and expenses of administering the Plan will be borne by the Corporation and will not be charged against any Award nor to any Employee receiving an Award.

Management Incentive Compensation Plan

(d)
Funding of Plan. The Plan will be unfunded. Neither the Corporation nor any Subsidiary will be required to segregate any of its assets to assure the payment of any Quarterly Incentive Award under the Plan. Neither the Participants nor any other persons will have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any accrued but unpaid Quarterly Incentive Award. The interests of each Participant hereunder are unsecured and will be subject to the general creditors of the Corporation and the appropriate Subsidiary.
(e)
Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Corporation or any Subsidiary.
(f)
Severability. In case any provision of this Plan will be held illegal or void, such illegality or invalidity will not affect the remaining provisions of this Plan, but will be fully severable, and the Plan will be construed and enforced as if said illegal or invalid provisions had never been inserted herein.
(g)
Payments Due Missing Persons. The Corporation will make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits will be due, any such persons entitled to benefits have not been located, their rights under the Plan will stand suspended. Before this provision becomes operative, the Corporation will send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan will be suspended. Subject to all applicable state laws, any such suspended amounts will be held by the Corporation for a period of one (1) additional year and thereafter such amounts will be forfeited and thereafter remain the property of the Corporation or the appropriate Subsidiary.
(h)
Liability and Indemnification.
(i)
Neither the Corporation nor any Subsidiary will be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Subsidiary will be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel, provided that the Corporation and/or the appropriate Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.
(ii)
Neither the Corporation, any Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person will have any liability or responsibility with respect to this Plan, except as expressly provided herein.
(i)
Incapacity. If the Committee will receive evidence satisfactory to it that a person entitled to receive payment of any Quarterly Incentive Award is, at the time when such benefit becomes payable, physically or mentally incompetent to receive such Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person will have been duly appointed, the Committee may make payment of such Quarterly Incentive Award otherwise payable to such person to such other person or institution and the release by such other person or

Management Incentive Compensation Plan

institution will be a valid and complete discharge for the payment of such Quarterly Incentive Award.
(j)
Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.
(k)
Non-Guarantee of Employment. Nothing contained in this Plan will be construed as a contract of employment between the Corporation (or any Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employ of the Corporation (or of any Subsidiary), or as a limitation on the right of the Corporation or any Subsidiary to discharge any of its employees, at any time, with or without cause (subject to the terms of any applicable employment agreement).
(l)
Notices. Each notice relating to this Plan will be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Corporation or the Committee will be addressed to it at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, WA 98057, Attn: General Counsel. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons will be addressed to such person at the last address for such person maintained in the Committee’s records.
(m)
Governing Law. All questions pertaining to the validity, construction and administration of the Plan will be determined in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law. In the event that either party is compelled to bring a claim related to this Plan, to interpret or enforce the provisions of the Agreement, to recover damages as a result of a breach of the terms of this Plan, or from any other cause (a “Claim”), such Claim must be processed in the manner set forth below:
(i)
THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS ARBITRATION, AND EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party will initiate or prosecute any lawsuit in any way related to any Claim covered by the terms of this Plan.
(ii)
The arbitration will be binding and conducted before a single arbitrator in accordance with the then current JAMS Arbitration Rules and Procedures for Employment Disputes or the appropriate governing body, as modified by the terms and conditions of this paragraph. Venue for any arbitration pursuant to this Plan will lie in Seattle, Washington. The arbitrator will be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by JAMS or the appropriate governing body. The parties to the arbitration will each pay an equal amount of the arbitrator’s fees and arbitration costs (recognizing that each side bears the cost of its own deposition(s), witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being heard in a court of law). Upon the conclusion of the arbitration hearing, the arbitrator will issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the arbitrator’s award is based. The award of the arbitrator will be final and binding. Judgment upon any award may be entered in any court having jurisdiction thereof.

Management Incentive Compensation Plan

Management Incentive Compensation Plan

(n)
Section 409A of the Code.
(i)
This Plan and the payments made hereunder are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”) as short-term deferral amounts, and to the extent not exempt, to comply with the requirements of Section 409A, and this Plan will be construed and administered consistent with and to give full effect to such intent. Payments of non-qualified deferred compensation (as such term is defined under Section 409A and the regulations promulgated thereunder) may only be made under this Plan upon an event and in a manner permitted by Section 409A. For purposes of Section 409A, the right to a series of installment payments under this Plan will be treated as a right to a series of separate payments.
(ii)
To the extent required by Section 409A, and notwithstanding any other provision of this Plan to the contrary, no payment of non-qualified deferred compensation (as such term is defined under Section 409A and the regulations promulgated thereunder) will be provided to, or with respect to, the Participant on account of his or her separation from service until the first to occur of (i) the date of the Participant’s death or (ii) the date which is one day after the six (6) month anniversary of his or her separation from service, but in either case only if he or she is a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder) in the year of his or her separation from service. Any payment that is delayed pursuant to the provisions of the immediately preceding sentence will instead be paid in a lump sum promptly following the first to occur of the two dates specified in such immediately preceding sentence.
(iii)
Any payment of non-qualified deferred compensation (as such term is defined under Section 409A and the regulations promulgated thereunder) made pursuant to a voluntary or involuntary termination of the Participant’s employment with the Corporation will be withheld until the Participant incurs both (i) a termination of his or her employment relationship with the Corporation and (ii) a “separation from service” with the Corporation, as such term is defined in Treas. Reg. Section 1.409A-1(h).
(iv)
If a Participant is permitted to elect to defer receipt of a Plan payment under a Corporation deferred compensation plan or arrangement, such election will be made in accordance with the requirements of Code Section 409A.
(v)
The preceding provisions of this Section 9(n) will not be construed as a guarantee by the Corporation or by any Subsidiary of any particular tax effect to the Participant under this Plan. Neither the Corporation nor any Subsidiary will be liable to the Participant for any additional tax, penalty or interest imposed under Section 409A nor for reporting in good faith any payment made under this Plan as an amount includible in gross income under Section 409A.
(o)
Certain Rules of Construction.
(i)
The headings and subheadings set forth in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the terms set forth herein.

Management Incentive Compensation Plan

(ii)
Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.
(iii)
The words “hereof,” “herein,” “hereunder” and similar words refer to this Plan as a whole and not to any particular provision of this Plan; and any subsection or Section, references are to this Plan unless otherwise specified.
(iv)
The term “including” is not limiting and means “including without limitation.”
(v)
References in this Plan to any statute or statutory provisions include a reference to such statute or statutory provisions as from time to time amended, modified, reenacted, extended, consolidated or replaced (whether before or after the date of this Plan) and to any subordinate legislation made from time to time under such stature or statutory provision.
(vi)
References to this Plan or to any other document include a reference to this Plan to such other document as varied, amended, modified, novated or supplemented from time to time.
(vii)
References to “writing” or “written” include any non-transient means of representing or copying words legibly, including by facsimile or electronic mail.
(viii)
References to “$” are to United States Dollars.
(ix)
References to “%” are to percent.
SECTION 10.

AMENDMENT OR TERMINATION OF PLAN

Subject to the requirements of Section 409A of the Code, the Board of Directors of the Corporation will have the right to amend, suspend or terminate the Plan at any time and in any manner, except that any Awards outstanding under an Equity Plan will continue in full force and effect under the terms of such Equity Plan. In the event the Plan is terminated during a Plan Quarter, no Quarterly Incentive Award will be payable hereunder for such Plan Quarter nor for any subsequent period of time.

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